UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2018

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York	12110

(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of AngioDynamics, Inc. (“AngioDynamics”) was held on October 10, 2018.

(b)	Shareholders voted on the matters set forth below.

1.
The nominee for election to the Board of Directors was elected, as a Class III director to serve until the 2021 Annual Meeting of Shareholders and until his respective successor is duly elected and qualified, based upon the following votes:

Nominee	Votes For	Withheld	Broker Non Votes
Wesley E. Johnson, Jr.	31,013,730	1,248,628	1,847,607

2.
The proposal to ratify the appointment of Deloitte & Touche LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2019 was approved based upon the following votes:

Votes for approval	33,990,100
Votes against	18,011
Abstentions	101,854
There were no broker non-votes for this item.

3.	The proposal to approve, on an advisory basis, AngioDynamics’ executive compensation of its named executive officers was approved based upon the following votes:

Votes for approval	30,845,912
Votes against	1,295,260
Abstentions	121,186
Broker non-votes	1,847,607

4.	The proposal to approve the amended AngioDynamics, Inc. 2004 Stock and Incentive Award Plan was approved based upon the following votes:

Votes for approval	27,786,715
Votes against	4,371,550
Abstentions	104,093
Broker non-votes	1,847,607

5.	The proposal to approve the amended AngioDynamics, Inc. Employee Stock Purchase Program was approved based upon the following votes:

Votes for approval	31,794,204
Votes against	464,932
Abstentions	3,222
Broker non-votes	1,847,607

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: October 12, 2018	By:	/s/ Stephen A. Trowbridge
Name: Stephen A. Trowbridge
Title: Senior Vice President and General Counsel